Exhibit 10.2

Security Agreement

Date:     August 31, 2020

Debtor: Spine Injury Solutions, Inc., a Delaware corporation

Debtor's Mailing Address:

5151 Mitchelldale, Suite A2

Houston, Texas 77092

Secured Party: Peter Dalrymple

Secured Party's Mailing Address:

13451 Belhaven Dr.

Houston, Texas 77069

Collateral:

(a)

Accounts Receivables. All of Debtor's interest in all of its Accounts Receivables. “Accounts Receivables” means all “accounts”, “instruments”, “documents”, (including “payment intangibles”) (as each such term is defined in the UCC) and other obligations owed to the Debtor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not evidenced by a written agreement, and all rights now or hereafter existing in and to all other contracts including support agreements (as such term is defined in the Uniform Commercial Code of Texas) (all such written or unwritten agreements and other contracts, including all support agreements), securing or otherwise relating to any such accounts, instruments, documents or other obligations.

(b)

Pledged Securities. Subject to the terms of this Agreement, Debtor hereby pledges and delivers to the Secured Party, and hereby grants to the Secured Party, a lien on and security interest in and to (i) all of Debtor’s rights, titles, interests and privileges in and with respect to the Pledged Securities, whether now owned or hereafter acquired, including, without limitation: (a) the Pledged Securities; (b) all certificates or instruments representing Pledged Securities and all proceeds, income and profits thereon, and all interest, dividends and other payments, property, revenues, and distributions with respect thereto; (c) all proceeds received or receivable by Debtor in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of Quad Video Halo, Inc. relating to the Pledged Securities. “Pledged Securities” means 100% of the issued and outstanding common stock of Quad Video Halo, Inc., a Texas corporation and wholly-owned subsidiary of Debtor.

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Obligation(s):

(a)	Secured Promissory Note (the “Note”):

Date:	August 31, 2020

Original principal amount:	$610,000.00

Borrower (Debtor):	Spine Injury Solutions, Inc.

Lender (Secured Party):	Peter Dalrymple

Maturity date:	August 31, 2021

Terms of Payment:	As provided in the Note.

(b)     Other debt:      The security interest also secures all other present and future debts and liabilities of Debtor to Secured Party.

Debtor's Representations Concerning Debtor and Locations:

Debtor's state of organization is Delaware; Debtor's name, as shown in its organizational documents, as amended, is exactly as set forth above.

Debtor's records concerning the Collateral are located at 5151 Mitchelldale, Suite A2, Houston, Texas 77092.

Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure the Obligation and all renewals, modifications, and extensions of the Obligation. Upon payment of all Obligations by Debtor, then Secured Party shall take all steps necessary to release the Collateral. Debtor authorizes Secured Party to file a financing statement describing the Collateral.

A.     Debtor represents and warrants the following:

1.     No financing statement covering the Collateral is filed in any public office (other than as may be on file for benefit of Secured Party).

2.     Debtor owns the Collateral and has the authority to grant this security interest, free from any setoff, claim, restriction, security interest, or encumbrance except liens for taxes not yet due.

3.     All information about Debtor's financial condition is or will be accurate when provided to Secured Party.

4.     Each account and chattel paper in the Collateral is and will be the valid, legally enforceable obligation of a third-party account debtor or obligor.

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5.     If any Collateral or proceeds include obligations of third parties to Debtor, the transactions creating those obligations conform and will conform in all respects to applicable state and federal consumer credit law.

B.     Debtor agrees to-

1.     Defend the Collateral against all claims adverse to Secured Party's interest; pay all taxes imposed on the Collateral; keep the Collateral free from liens, except for liens in favor of Secured Party or for taxes not yet due; and keep the Collateral in Debtor's possession and ownership except as otherwise provided in this agreement.

2.     Pay all Secured Party's expenses, including reasonable attorney's fees and legal expenses, incurred to (a) obtain, preserve, perfect, defend, and enforce this agreement; (b) retake, hold, prepare for disposition, dispose, collect, or enforce the Collateral; and (c) collect or enforce the Obligation.

3.     Sign and deliver to Secured Party any documents or instruments that Secured Party considers necessary to obtain, maintain, and perfect this security interest in the Collateral.

4.     Notify Secured Party immediately of any event of default and of any material change (a) in the Collateral, (b) in Debtor's mailing address, (c) in the location of any Collateral, (d) in any other representation or warranty in this agreement, and (e) that may affect this security interest, and of any change (f) in Debtor's name and (g) of any location set forth above to another state.

5.     Use the Collateral primarily according to the stated classification.

6.     Maintain accurate records of the Collateral at the address set forth above, furnish Secured Party any requested information related to the Collateral; and permit Secured Party to inspect and copy all records relating to the Collateral.

7.     Preserve the liability of all obligors on the Collateral and preserve the priority of all security for the Collateral.

8.     Preserve the Collateral for the benefit of Secured Party and shall: (a) preserve all beneficial contract rights in connection therewith, to the extent commercially reasonable, and (b) in conjunction with and at the direction of Secured Party, take commercially reasonable steps to collect all accounts in connection with the Collateral.

C.     Debtor agrees not to-

1.     Sell, transfer, or encumber any of the Collateral, except in the ordinary course of Debtor's business.

2.     Change its name or jurisdiction of organization, merge or consolidate with any person, or convert to a different entity without notifying Secured Party in advance and taking action to continue the perfected status of the security interest in the Collateral.

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3.     Change the state in which Debtor's place of business (or chief executive office if Debtor has more than one place of business) is located, change its name, or convert to a different entity without notifying Secured Party in advance and taking action to continue the perfected status of the security interest in the Collateral.

D.     Default and Remedies

1.     A default exists if -

a.     Debtor fails to timely pay or perform any obligation or covenant in any written agreement between Secured Party and Debtor;

b.     any warranty, covenant, or representation in this agreement or in any other written agreement between Secured Party and Debtor is materially false when made;

c.     a receiver is appointed for Debtor or any Collateral;

d.     any Collateral is assigned for the benefit of creditors;

e.     a bankruptcy or insolvency proceeding is commenced by Debtor;

f.     a bankruptcy or insolvency proceeding is commenced against Debtor, and the proceeding continues without dismissal for 60 days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered;

g.     Debtor is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of Debtor; or

h.     any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral of like kind and quality or restored to its former condition.

2.     If a default exists that is not cured, Secured Party may -

a.     demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party's or Debtor's name, as Secured Party desires, or take control of any proceeds of the Collateral and apply the proceeds against the Obligation;

b.     take possession of any Collateral not already in Secured Party's possession, without demand or legal process, and for that purpose Debtor grants Secured Party the right to enter any premises where the Collateral may be located;

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c.     without taking possession, sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law;

d.     exercise any rights and remedies granted by law or this agreement;

e.     notify obligors on the Collateral to pay Secured Party directly and enforce Debtor's rights against such obligors;

f.     as Debtor's agent, make any endorsements in Debtor's name and on Debtor's behalf; and

g.     exercise and enforce all rights available to an owner of the Collateral.

3.     Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the Collateral under the terms of this agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party's rights and remedies include all those granted by law and those specified in this agreement.

4.     Secured Party's delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party's rights to subsequently exercise those remedies or rights. Secured Party's waiver of any default does not waive any other default by Debtor. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

5.     Secured Party has no obligation to prepare the Collateral for sale.

6.     Secured Party has no obligation to collect any of the Collateral and is not liable for failure to collect any of the Collateral, for failure to preserve any rights pertaining to the Collateral, or for any act or omission on the part of Secured Party or Secured Party's officers, agents, or employees, except willful misconduct.

7.     Secured Party has no obligation to satisfy the Obligation by attempting to collect the Obligation from any other person liable for it. Secured Party may release, modify, or waive any collateral provided by any other person to secure any of the Obligation. If Secured Party attempts to collect the Obligation from any other person liable for it or releases, modifies, or waives any collateral provided by any other person, that will not affect Secured Party's rights against Debtor. Debtor waives any right Debtor may have to require Secured Party to pursue any third person for any of the Obligation.

8.     If Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

9.     Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

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10.     If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

11.     If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligation.

12.     Secured Party has no obligation to marshal any assets in favor of Debtor or against or in payment of the Note, or any other obligation owed to Secured Party by Debtor or any other person.

13.     If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this agreement and by law will be presumed satisfied.

E.     General

1.     Notice is reasonable if it is mailed, postage prepaid, to Debtor at Debtor's Mailing Address at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor.

2.     This security interest will neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this security interest.

3.     This agreement binds, benefits, and may be enforced by the successors in interest of Secured Party and will bind all persons who become bound as debtors to this agreement. Assignment of any part of the Obligation and Secured Party's delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If such an assignment is made, Debtor will render performance under this agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses, or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived. All representations, warranties, and obligations are joint and several as to each Debtor.

4.     This agreement may be amended only by an instrument in writing signed by Secured Party and Debtor.

5.     The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

6.     This agreement will be construed according to Texas law, without regard to choice-of-law rules in any jurisdiction. This agreement is to be performed in Harris County, the county of Debtor's Mailing Address.

7.     Interest on the Obligation secured by this agreement will not exceed the maximum

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amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligation or, if the principal of the Obligation has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligation.

8.     When the context requires, singular nouns and pronouns include the plural.

9.     Any term defined in sections 1.101 to 11.108 of the Texas Business and Commerce Code and not defined in this agreement has the meaning given to the term in the Code.

10.     The term Note includes all extensions and renewals of the Note.

11.     All notices, demands or other communications of any type required by this agreement shall be in writing and the same shall be deemed to have been given on the day it is delivered in person or by overnight courier to whom the notice is given, or on the third day thereafter if placed in certified mail with postage prepaid and addressed to the party at the address hereinabove specified. The addresses for all purposes under this agreement and for all notices hereunder shall be as hereinabove specified. Either party hereto may change the address for notice specified above by giving the other party 10 days written notice of such change of address.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of August 31, 2020.

DEBTOR:

Spine Injury Solutions, Inc.

By:                        /s/ William F. Donovan CEO

William F. Donovan,

President and Chief Executive Officer

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 31st day of August, 2020, by William F. Donovan, President and Chief Executive Officer of Spine Injury Solutions, Inc., a Delaware corporation, on behalf of said corporation.

                       /s/ Sophia Lyons

Notary Public, State of Texas

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SECURED PARTY:

        /s/ Peter Dalrymple

Peter Dalrymple

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